As filed with the Securities and Exchange Commission on June 11, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RANGER ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	81-5449572
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
10350 Richmond, Suite 550
Houston, Texas 77042
(713) 935-8900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Darron M. Anderson
Ranger Energy Services, Inc.
10350 Richmond, Suite 550
Houston, Texas 77042
(713) 935-8900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Douglas E. McWilliams
Vinson & Elkins
1001 Fannin, Suite 2500
Houston, Texas 77002
(713) 758-2222

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated Filer ☒
Smaller reporting company ☒	Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share	1,256,000	—	$9,978,920	$1,088.70
(1)    With respect to the offering of shares of Class A Common Stock by the Selling Stockholders named herein, the proposed maximum offering price per share of Class A Common Stock will be determined from time to time in connection with, and at the time of, the sale by the Selling Stockholders.
(2)    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s Class A Common Stock on the New York Stock Exchange on June 7, 2021.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in the prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JUNE 11, 2021

PROSPECTUS
1,256,000 Shares

Ranger Energy Services, Inc.
Class A Common Stock

This prospectus relates to the offering and resale by the selling stockholders identified herein (the “Selling Stockholders”) of up to 1,256,000 shares (the “offered shares”) of Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), of Ranger Energy Services, Inc. (“Ranger,” the “Company,” “we,” or “us”), from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering. We are not selling any shares of common stock under this prospectus and we will not receive any of the proceeds from the sale of the offered shares.
The Selling Stockholders may offer and sell the offered shares to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis. The price at which the Selling Stockholders may sell the offered shares will be determined by the prevailing market for the offered securities or in negotiated transactions that may be at prices other than prevailing market prices.
Our Class A Common Stock is listed on the New York Stock Exchange (“NYSE”) under the trading symbol “RNGR.” On June 7, 2021, the closing price of our Class A Common Stock was $7.87 per share.

Investing in our shares involves a number of risks. See “Risk Factors” on page 3 of this prospectus.
Neither the Securities and Exchange Commission (“SEC”), nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 11, 2021

RANGER ENERGY SERVICES, INC.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we are filing with the SEC using a “shelf” registration process. Under the shelf registration process, the Selling Stockholders may, from time to time, offer and sell the public shares of our Class A Common Stock covered by this prospectus in one or more filings.
This prospectus provides you with a general description of the shares of our Class A Common Stock that the Selling Stockholders may offer. Each time the Selling Stockholders sell shares of our Class A Common Stock, we or the Selling Stockholders will, to the extent required by law, provide a prospectus supplement that contains specific information about the terms of that offering. Prospectus supplements may also add, update or change information contained in this prospectus. If the description of the offering varies between any prospectus supplement and this prospectus, you should rely on the information in the applicable prospectus supplement.
You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on its respective cover, and that information incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.
Before making an investment in our Class A Common Stock, you should carefully read this prospectus, any applicable prospectus supplement, together with the information incorporated and deemed to be incorporated by reference herein as described under “Important Information Incorporated by Reference” and “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.
This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they related, nor does this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward‑looking statements. Forward-looking statements can be identified by terms such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward‑looking statements, although not all forward‑looking statements contain such identifying words. These forward‑looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.
Forward‑looking statements may include statements about:
•competition and government regulations, including new and proposed legislation by the Biden Administration aimed at reducing the impact of climate change;
•our business strategy;
•our operating cash flows, the availability of capital and our liquidity;
•our future revenue, income and operating performance;
•the volatility in global crude oil demand and crude oil prices for an uncertain period of time that may lead to a significant reduction of domestic crude oil and natural gas production;
•global or national health concerns, including pandemics such as the outbreak of COVID-19;
•uncertainty regarding future actions of foreign oil producers, such as Saudi Arabia and Russia, and the risk that they take actions that will cause an over-supply of crude oil;
•our ability to sustain and improve our utilization, revenues and margins;
•our ability to maintain acceptable pricing for our services;
•our future capital expenditures;
•our ability to finance equipment, working capital and capital expenditures;
•our ability to obtain permits and governmental approvals;
•pending legal or environmental matters;
•marketing of oil and natural gas;
•business or asset acquisitions;
•general economic conditions;
•credit markets;
•our ability to successfully develop our research and technology capabilities and implement technological developments and enhancements;
•uncertainty regarding our future operating results; and
•plans, objectives, expectations and intentions contained our Annual Report (as defined below) that are not historical.

We caution you that these forward‑looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, the risks described under “Part I, Item 1A. Risk Factors” included in the Annual Report filed on Form 10-K for the year ended December 31, 2020 (the “Annual Report”). Should one or more of the risks or uncertainties described occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward‑looking statements.
All forward‑looking statements, expressed or implied, included in our Annual Report are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward‑looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward‑looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this Annual Report.
ABOUT RANGER ENERGY SERVICES, INC.
Overview
Ranger Energy Services, Inc. is a provider of onshore high specification (“high-spec”) well service rigs, wireline completion services and additional complementary services in the United States. We provide an extensive range of well site services to leading U.S. exploration and production (“E&P”) companies that are fundamental to establishing and enhancing the flow of oil and natural gas throughout the productive life of a well. Our focus has been positioning ourselves to serve a high-quality customer base by leveraging our young fleet, improving systems and streamlining processes, making Ranger an operator of choice for U.S. E&P companies that require completion and production services.
Our service offerings consist of well completion support, workover, well maintenance, wireline, fluid management, other complementary services, as well as installation, commissioning and operating of modular equipment, which are conducted in three reportable segments, as follows:
•High Specification Rigs. Provides high-spec well service rigs and complementary equipment and services to facilitate operations throughout the lifecycle of a well.
•Completion and Other Services. Provides wireline completion services necessary to bring a well on production and other ancillary services often utilized in conjunction with our high-spec rig services to enhance the production of a well.
•Processing Solutions. Provides proprietary, modular equipment for the processing of natural gas.
We operate in most of the active oil and natural gas basins in the United States, including the Permian Basin, Denver-Julesburg Basin, Bakken Shale, Eagle Ford Shale, Haynesville Shale, Gulf Coast, South Central Oklahoma Oil Province and Sooner Trend Anadarko Basin Canadian and Kingfisher Counties plays.
Our Corporate Information
Our principal executive offices are located at 10350 Richmond Avenue, Suite 550, Houston, Texas 77042, and our telephone number at that address is (713) 935-8900. Our website address is www.rangerenergy.com. Information contained on our website does not constitute a part of this prospectus.
For additional information about the Company, please read the documents listed under the heading “Important Information Incorporated by Reference.”

RISK FACTORS
Investing in shares of our Class A Common Stock involves a number of risks. You should carefully consider the risks incorporated by reference from our most recent Annual Report and the other information contained in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in this prospectus before deciding to invest in shares of our Class A Common Stock. These factors, and others that are not presently known to us or that we currently believe are immaterial, may cause our operating results to vary from anticipated results or may materially and adversely affect our business and financial condition. If any of the unfavorable events or circumstances described in the risk factors actually occurs, our business and results of operations could be significantly affected, the trading price of our Class A Common Stock could decline and you could lose all or part of your investment.
USE OF PROCEEDS
We will not receive any proceeds from the sale of the offered shares by the Selling Stockholders. All shares of Class A Common Stock offered by this prospectus are being registered for the account of the Selling Stockholders.

SELLING STOCKHOLDERS
This prospectus relates to the offer and sale from time to time of up to 1,256,000 shares of our Class A Common Stock by the stockholders identified in the table below, who we refer to in this prospectus as the “Selling Stockholders” and its transferees, pledgees, donees, assignees or other successors (each also a selling stockholder for purposes of this prospectus). The Selling Stockholders identified below may currently hold or acquire at any time shares of our Class A Common Stock in addition to those registered hereby.
We are registering these 1,256,000 shares of our Class A Common Stock for sale by the Selling Stockholders named below pursuant to the Patriot MIPA (as defined herein), which we entered into to effect the Patriot Acquisition (as defined herein). For additional information regarding the Patriot MIPA, see “Description of Capital Stock—Registration Rights.”
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares of our Class A Common Stock beneficially owned by them.
The information in the table below (other than the percentages of our outstanding common stock beneficially owned) in respect of the Selling Stockholders was furnished by or on behalf of the Selling Stockholders and is as of the date hereof. Except as may be noted elsewhere in this prospectus related to the Patriot MIPA, the Selling Stockholders do not have, and within the last three years have not had, any material relationship with us or any of our affiliates.
Information concerning the Selling Stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. No offer or sale under this prospectus may be made by a Selling Stockholder unless that holder is listed in the table below, in any supplement to this prospectus or in an amendment to the related Registration Statement that has become effective. We will supplement or amend this prospectus if applicable to include additional selling stockholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the selling stockholders.
The Selling Stockholders are not obligated to sell any of the shares of our Class A Common Stock offered by this prospectus. Because the Selling Stockholders identified in the table below may sell some or all of the shares of our Class A Common Stock owned by them that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of such shares of our Class A Common Stock, no estimate can be given as to the number of shares of our Class A Common Stock covered by this prospectus that will be held by the Selling Stockholders upon termination of this offering. In addition, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our Class A Common Stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which the Selling Stockholders provided the information set forth on the table below. Therefore, for purposes of the following table we have assumed that the Selling Stockholders will sell all of the shares of our Class A Common Stock beneficially owned by them that are covered by this prospectus, but will not sell any other shares of our Class A Common Stock that they may currently own.

	Shares Beneficially Owned Prior to the Offering		Shares Offered Hereby	Shares Beneficially Owned After the Offering
	Number	% (1)		Number	%
WDE PWS Aggregate, LLC(2)	1,214,996	12.0%	1,214,996	—	—%
Dragan Cicvaric (3)	41,004	*	41,004	—	—%
Total	1,256,000	12.4%	1,256,000	—	—%
*    Less than one percent.
(1)    As of June 7, 2021, there were 10,130,882 shares of our Class A Common Stock and 6,866,154 of our Class B Common Stock outstanding.
(2)    According to the information provided by WDE PWS Aggregate, LLC, WDE PWS Aggregate, LLC may be deemed to be the beneficial owner of a total of 1,214,996 shares of our Class A Common Stock. Edelman & Guill Energy L.P. II and White Deer Energy L.P. II, White Deer Energy IND L.P. II, White Deer Energy TE L.P. II and White Deer Energy FI L.P. II (collectively, the “White Deer Entities”) are the owners of WDE PWS Aggregate, LLC. Edelman & Guill Energy Ltd. is the general partner of Edelman & Guill Energy L.P. II and each of the White Deer Entities. Messrs. Thomas J. Edelman and Ben A. Guill are the two directors of Edelman & Guill Energy Ltd. Accordingly, each of Messrs. Edelman and Guill, Edelman & Guill Energy Ltd. and Edelman & Guill Energy L.P. II may be deemed to be beneficial owners of the Ranger Shares. Each of Edelman & Guill Energy Ltd., Edelman & Guill Energy L.P. II and Messrs. Edelman and Guill disclaim any such beneficial ownership, except to the extent of their pecuniary interests therein. The mailing address of WDE PWS Aggregate, LLC is 700 Louisiana Street, Suite 4770, Houston, Texas 77002.
(3)    Mr. Cicvaric served as President and Chief Executive Officer of Patriot Completion Solutions LLC prior to its acquisition by the Company. Following the Patriot Acquisition (defined herein), Mr. Cicvaric provides certain consulting services to the Company. The mailing address of Mr. Cicvaric is 7482 Routt Lane, Arvada, Colorado 80005.
DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is based upon our amended and restated certificate of incorporation, our amended and restated bylaws and applicable provisions of law. We have summarized certain portions of our amended and restated certificate of incorporation and amended and restated bylaws below. The summary is not complete and is subject to, and is qualified in its entirety by express reference to, the provisions of applicable law and to our amended and restated certificate of incorporation and amended and restated bylaws.
Authorized Capital Stock
Our authorized capital stock of consists of 100,000,000 shares of Class A Common Stock, $0.01 par value per share, 100,000,000 shares of Class B Common Stock, $0.01 par value per share and 50,000,000 shares of preferred stock, $0.01 par value per share.
Class A Common Stock
Voting Rights. Holders of shares of Class A Common Stock are entitled to one vote per share held of record on all matters to be voted upon by the shareholders. The holders of Class A Common Stock do not have cumulative voting rights in the election of directors.
Dividend Rights. Holders of shares of our Class A Common Stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.
Liquidation Rights. Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class A Common Stock are entitled to receive ratably the assets available for distribution to the shareholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.
Other Matters. The shares of Class A Common Stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A Common Stock. All outstanding shares of our Class A Common Stock, including the Class A Common Stock offered in this offering, are fully paid and non-assessable.

Class B Common Stock
Voting Rights. Holders of shares of our Class B Common Stock are entitled to one vote per share held of record on all matters to be voted upon by the shareholders. Holders of shares of our Class A Common Stock and Class B Common Stock vote together as a single class on all matters presented to our shareholders for their vote or approval, except with respect to the amendment of certain provisions of our amended and restated certificate of incorporation that would alter or change the powers, preferences or special rights of the Class B Common Stock so as to affect them adversely, which amendments must be by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class, or as otherwise required by applicable law.
Dividend and Liquidation Rights. Holders of our Class B Common Stock do not have any right to receive dividends, unless the dividend consists of shares of our Class B Common Stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable or redeemable for shares of Class B Common Stock paid proportionally with respect to each outstanding share of our Class B Common Stock and a dividend consisting of shares of Class A Common Stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable or redeemable for shares of Class A Common Stock on the same terms is simultaneously paid to the holders of Class A Common Stock. Holders of our Class B Common Stock do not have any right to receive a distribution upon a liquidation or winding up of the Company.
Redemption Right. Each member of Ranger LLC has received one share of Class B Common Stock for each Ranger Unit that it holds. Accordingly, each member of Ranger LLC has a number of votes in the Company equal to the aggregate number of Ranger Units that it holds. Pursuant to the Ranger LLC Agreement, each holder of Ranger Units has the right to redeem his or her Ranger Units, together with an equal number of shares of Class B Common Stock, for shares of Class A Common Stock (or cash at our election, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications).
Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law
Some provisions of Delaware law, and our amended and restated certificate of incorporation and our amended and restated bylaws described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Law
We are not subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested shareholder for a period of three years following the date that the shareholder became an interested shareholder, unless:

•the transaction is approved by the board of directors before the date the interested shareholder attained that status;
•upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or
•on or after such time the business combination is approved by the board of directors and authorized at a meeting of shareholders by at least two-thirds of the outstanding voting stock that is not owned by the interested shareholder.
Amended and Restated Certificate of Incorporation and Bylaws
Provisions of our amended and restated certificate of incorporation and our amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Class A Common Stock.
Provisions in our amended and restated certificate of incorporation and amended and restated bylaws:
•establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our shareholders. These procedures provide that notice of shareholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all shareholders’ notices. These requirements may preclude shareholders from bringing matters before the shareholders at an annual or special meeting;
•provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without shareholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company;
•provide that the authorized number of directors may be changed only by resolution of the board of directors;
•provide that, after our legacy investors, including CSL Capital Management, LLC (“CSL”) and its affiliates no longer collectively hold more than 50% of the voting power of our common stock, all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum (prior to such time, vacancies may also be filled by shareholders holding a majority of the outstanding shares entitled to vote);
•provide that, after CSL and its affiliates no longer collectively hold more than 50% of the voting power of our common stock, any action required or permitted to be taken by the shareholders must be effected at a duly called annual or special meeting of shareholders and may not be effected by any consent in writing in lieu of a meeting of such shareholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

•provide that, after CSL and its affiliates no longer collectively hold more than 50% of the voting power of our common stock, our amended and restated certificate of incorporation and amended and restated bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then-outstanding shares of stock entitled to vote thereon;
•provide that, after CSL and its affiliates no longer collectively hold more than 50% of the voting power of our common stock, special meetings of our shareholders may only be called by the board of directors;
•provide, after CSL and its affiliates no longer collectively hold more than 50% of the voting power of our common stock, for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms, other than directors that may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for shareholders to replace a majority of the directors;
•provide that we renounce any interest in existing and future investments in other entities by, or the business opportunities of, CSL and its affiliates and that they have no obligation to offer us those investments or opportunities; and
•provide that our amended and restated bylaws can be amended by the board of directors.
Forum Selection
Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:
•any derivative action or proceeding brought on our behalf;
•any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our shareholders;
•any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; or
•any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine;
in each such case, subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.
Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. The forum selection provision is not, however, intended to be deemed a waiver by any stockholder with respect to our compliance with U.S. federal securities laws, and the application of the forum selection provision may in some instances be limited by applicable law.
Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our amended and restated certificate of incorporation is inapplicable or unenforceable.
Registration Rights
Patriot MIPA
On May 14, 2021, we entered into that certain Membership Interest Purchase Agreement with Ranger Energy Services, LLC, our wholly owned subsidiary, and WDE PWS Aggregate, LLC (the “Patriot MIPA”), pursuant to which we issued 1,256,000 shares of our Class A Common Stock as consideration in acquisition of Patriot Completion Solutions LLC (the “Patriot Acquisition”). Pursuant to the Patriot MIPA, we agreed, among other things, to file with the SEC a shelf registration statement registering for resale the shares of our Class A Common Stock issued as consideration in connection with the closing of the Patriot Acquisition. We are filing this Registration Statement pursuant to our obligations under the Patriot MIPA. Pursuant to the MIPA, we will pay all registration expenses in connection with this Registration Statement.
Transfer Agent and Registrar
Computershare Trust Company, N.A. is the transfer agent and registrar for our Class A Common Stock.
NYSE Listing
Our Class A Common Stock is listed on the NYSE under the trading symbol “RNGR.”
PLAN OF DISTRIBUTION
The offered shares are being registered to permit the Selling Stockholders to offer and sell the offered shares from time to time after the date of this prospectus. These sales of securities may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. We will not receive any of the proceeds from the offering by the Selling Stockholders of the offered shares. We will bear the fees and expenses incurred by us in connection with our obligation to register the offered securities pursuant to the Patriot MIPA.
The Selling Stockholders may use any one or more of the following methods when selling securities:
•on the NYSE or any other national securities exchange or US inter-dealer system of a registered national securities association on which our Class A Common Stock may be listed or quoted at the time of sale;
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•broker-dealers may agree with the selling shareholders to sell a specified number of such securities at a stipulated price per share;
•through the writing or settlement of options or other hedging transactions, whether such options exchange or otherwise;

•a combination of any such methods of sale; or
•any other method permitted pursuant to applicable law.
A Selling Stockholder may, from time to time, pledge or grant a security interest in some of the shares of Class A Common Stock owned by it and, if the Selling Stockholders defaults in the performance of its secured obligations, the pledges or secured parties may offer and sell the shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Stockholders to include the pledgee, transferee, or other successors in interest as the Selling Stockholders under this prospectus. In connection with the sale of our Class A Common Stock or interests therein, a Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Class A Common Stock in the course of hedging the positions they assume. A Selling Stockholder may also sell our Class A Common Stock short and deliver these securities to close out their short positions, or loan or pledge our Class A Common Stock to broker-dealers that in turn may sell these securities. A Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or one or more derivative securities that require the delivery to such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). A Selling Stockholder may transfer the shares of Class A Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The Selling Stockholders also may resell a portion of the offered shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.
The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of our Class A Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Class A Common Stock may be underwriting discounts and commissions under the Securities Act. If the Selling Stockholders are “underwriters” within the meaning of Section 2(11) of the Securities Act, then the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
To the extent required, the Class A Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
To facilitate the offering of the Class A Common Stock offered by the Selling Stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Class A Common Stock by bidding for or purchasing shares in the open market or by imposing penalty bids, where by selling concessions allowed to dealers participating in the offering may be reclaimed if the shares sold by them are repurchased in connection with the stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Class A Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS
The validity of our Class A Common Stock offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. If any legal matters relating to offerings made in connection with this prospectus are passed upon by counsel for underwriters, dealers or agents, such counsel will be named in the prospectus supplement related to any such offering.
EXPERTS
The consolidated financial statements of Ranger Energy Services, Inc. as of December 31, 2020 and 2019 and for the years then ended incorporated by reference in this Prospectus and in the Registration Statement have been incorporated in reliance on the report of BDO USA LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s website at http://www/sec.gov.
We also make available, free of charge, on our website at https://www.rangerenergy.com/ all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider such information as part of this prospectus.
This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement, including exhibits to the registration statement, provides additional information about us and the Class A Common Stock offered under this prospectus and may be obtained from the SEC or us, as provided above.
IMPORTANT INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents without restating that information in this document. The information incorporated by reference into this prospectus is considered to be part of this prospectus, and information we file with the SEC from the date of this prospectus will automatically update and supersede the information contained in the prospectus and documents listed below. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including exhibits, until the termination of any offering pursuant to this prospectus (other than information that is not deemed to have been filed in accordance with the SEC rules):
•our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2021;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 6, 2021;
•our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on April 14, 2021, May 5, 2021, May 7, 2021, May 17, 2021, May 20, 2021 and May 20, 2021;
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020 from our Definitive Proxy Statement on Schedule 14A, filed on March 26, 2021; and

•the description of our capital stock contained in our Registration Statement on Form 8-A, dated August 8, 2017 and any amendment or report filed with the SEC for the purposes of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 26, 2021.
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus. We will provide this information upon written or oral request at no cost to the requester. Requests for these documents should be directed to J. Brandon Blossman, Ranger Energy Services, Inc., 10350 Richmond Avenue, Suite 550, Houston, Texas 77042, telephone (713) 935-8900.
You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table presents the various expenses expected to be incurred in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which will be borne by the Company.

SEC Registration Fee	1,088.70
Accounting fees	*
Legal fees	*
Printing costs	*
Transfer agent’s fees	*
Miscellaneous expenses	*
Total expenses	*
_________________________
*    Estimated expenses not presently known.
Item 15. Indemnification of Directors and Officers
Our amended and restated certificate of incorporation provides that a director will not be liable to the corporation or its shareholders for monetary damages to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”). In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided for in our certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. Our amended and restated bylaws provide that the corporation will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.
Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys' fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, shareholder vote, agreement or otherwise.
Our amended and restated certificate of incorporation also contains indemnification rights for our directors and our officers. Specifically, our amended and restated certificate of incorporation provides that we shall indemnify our officers and directors to the fullest extent authorized by the DGCL. Furthermore, we may maintain insurance on behalf of our officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.
We have obtained directors' and officers' insurance to cover our directors, officers and some of our employees for certain liabilities.

We have entered into written indemnification agreements with our directors and executive officers. Under these agreements, if an officer or director makes a claim of indemnification to us, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the officer or director.
Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description
1.1**	Form of Underwriting Agreement
3.1
Amended and Restated Certificate of Incorporation of Ranger Energy Services, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8‑K (File No. 001‑38183) filed with the Commission on August 22, 2017)

3.2	Amended and Restated Bylaws of Ranger Energy Services, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8‑K (File No. 001‑38183) filed with the Commission on August 22, 2017)
4.1	Registration Rights Agreement (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8‑K (File No. 001‑38183) filed with the Commission on August 22, 2017)
4.2	Stockholders’ Agreement (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8‑K (File No. 001‑38183) filed with the Commission on August 22, 2017)
5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
23.1*	Consent of BDO USA, L.L.P
23.2*	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto)
24.1*	Power of Attorney (included on signature page to this registration statement)

*	Filed herewith
**	To be filed by amendment

Item 17. Undertakings
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effect amendment thereof) which individually or in the aggregate, represent a fundamental change in the information presented in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price presented in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;
Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained inf a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 11, 2021.

Ranger Energy Services, Inc.

/s/ Darron M. Anderson
Darron M. Anderson
President, Chief Executive Officer and Director
(Principal Executive Officer)

POWER OF ATTORNEY
Each person whose signature appears below appoints Darron M. Anderson and J. Brandon Blossman, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents with full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Darron M. Anderson	President, Chief Executive Officer and Director	June 11, 2021
Darron M. Anderson	(Principal Executive Officer)

/s/ J. Brandon Blossman	Chief Financial Officer	June 11, 2021
J. Brandon Blossman	(Principal Financial Officer)

/s/ Mario H. Hernandez	Chief Accounting Officer	June 11, 2021
Mario H. Hernandez	(Principal Accounting Officer)

/s/ William M. Austin	Chairman of the Board	June 11, 2021
William M. Austin

/s/ Brett T. Agee	Director	June 11, 2021
Brett T. Agee

/s/ Richard E. Agee	Director	June 11, 2021
Richard E. Agee

/s/ Krishna Shivram	Director	June 11, 2021
Krishna Shivram

/s/ Charles S. Leykum	Director	June 11, 2021
Charles S. Leykum

/s/ Gerald C. Cimador	Director	June 11, 2021
Gerald C. Cimador

/s/ Michael C. Kearney	Director	June 11, 2021
Michael C. Kearney

/s/ Byron A. Dunn	Director	June 11, 2021
Byron A. Dunn